Exhibit 23(a)
                                                                 -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of Creo Products Inc. on Form S-8 and in the related Prospectus of our reports dated November 20, 1997 and our audits of the consolidated financial statements, as defined in the notes to the financial statements, for the years ended September 30, 1997 and September 30, 1996, included in the Creo Products Inc. Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 1, 1999.




                                          /s/ PricewaterhouseCoopers LLP
                                          ------------------------------


Vancouver, Canada

March 8, 2000